EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of OSI Systems, Inc. on Form S-8 of our report dated September 25, 2002, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2002.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

June 16, 2003